Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249786 on Form S-1 and Registration Statement No. 333- 251437 on Form S-8 of our report dated March 18, 2021, relating to the consolidated financial statements of Shift Technologies, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/DELOITTE & TOUCHE LLP

San Francisco, California
March 18, 2021